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                      [MCDERMOTT, WILL & EMERY LETTERHEAD]



                                                                       EXHIBIT 5




                                                                November 3, 1994


CKE Restaurants, Inc.
1200 North Harbor Boulevard
P.O. Box 4349
Anaheim, California 92803-4349

              Re:         CKE Restaurants, Inc. -
                          Registration Statement for Offering
                          of 500,000 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 500,000 shares of Common Stock under the CKE Restaurants, Inc. 1994 Employee Stock Purchase Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of CKE Restaurants, Inc. Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,




                                           McDERMOTT, WILL & EMERY